Exhibit 99.1

Statements of Revenues and Direct Operating Expenses of properties acquired by PetroShare Corp.

TABLE OF CONTENTS

Page
Report of Independent Registered Public Accounting Firm	F-1

Statements of Revenues and Direct Operating Expenses of the properties acquired by PetroShare Corp. for the years ended December 31, 2015 and 2014 and for the nine months ended September 30, 2016 and 2015 (Unaudited)

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Notes to the Statements of Revenues and Direct Operating Expenses of the properties acquired by PetroShare Corp.	F-4

Hein & Associates LLP 1999 Broadway, Suite 4000 Denver, Colorado 80202	www.heincpa.com p 303.298.9600 f 303.298.8118

INDEPENDENT AUDITOR’S REPORT

Audit Committee

PetroShare Corp.

Report on the Statements

We have audited the accompanying statements of revenues and direct operating expense of the properties acquired by PetroShare Corp. (the “Company”), for the years ended December 31, 2015 and 2014.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these statements (“the Statements”) in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expense referred to above present fairly, in all material respects, the revenues and direct operating expenses of the properties acquired by PetroShare Corp. for the years ended December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	DENVER | HOUSTON | DALLAS | ORANGE COUNTY

Basis of Accounting

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the properties’ revenues and expenses.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
March 10, 2017

Statements of Revenues and Direct Operating Expenses of the properties acquired by PetroShare Corp.

	For the nine months
	ended		For the years ended
	September 30,		December 31,
	2016	2015	2015	2014
	(Unaudited)
Revenues:
Oil	$63,016	$80,421	$103,631	$249,803
Natural gas and natural gas liquids	83,514	101,580	132,076	283,012
Total oil and gas production revenues	146,530	182,001	235,707	532,815

Direct operating expenses:
Lease operating expenses	75,158	108,086	133,587	164,332
Production taxes	14,084	15,299	25,887	24,134
Re-engineering and workovers	13,851	21,176	27,949	68,925
Total direct operating expenses	103,093	144,561	187,423	257,391

Revenues in excess of direct operating expenses	$43,437	$37,440	$48,284	$275,424

See the accompanying notes to the Statements of Revenues and Direct Operating Expenses

Notes to the Statements of Revenues and Direct Operating Expenses

NOTE 1 — BASIS OF PRESENTATION

On December 22, 2016, PetroShare Corp. (the “Company”) completed the acquisition of certain oil and gas assets (“Crimson assets”) from Crimson Exploration Operating, Inc., a Delaware corporation (“Crimson”). The accompanying Statements of Revenues and Direct Operating Expenses (the “Statements”) are presented on the accrual basis of accounting and relate to the operations of the Crimson assets and have been derived from the historical accounting records of Crimson. Certain costs such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes are omitted. As such, the Statements are not intended to be a complete presentation of the revenues and expenses of the Crimson assets. Furthermore, the Statements may not be representative of future operations due to changes in the business and the omission of certain information.

The financial information for the nine-month periods ended September 30, 2016 and 2015 is unaudited. In the opinion of management, however this information contains all adjustments, consisting only of normal recurring accruals, necessary for fair statements of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation. The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

Historical financial statements reflecting financial position, results of operations and cash flows required by the accounting principles generally accepted in the United States (“US GAAP”) are not presented as such information was not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, or interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization of oil and gas properties was made to the Crimson assets. Accordingly, the Statements of Revenues and Direct Operating Expenses are presented in lieu of the financial statements required under Rule 3.05(b) of the Securities and Exchange Commission’s Regulation S-X.

NOTE 2 — USE OF ESTIMATES IN PREPARATION OF THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

The preparation of the Statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the Statements.

NOTE 3 — ACQUISITION

On November 21, 2016, the Company entered into a definitive purchase and sale agreement with Crimson, pursuant to which the Company agreed to acquire the Crimson assets.  Completion of the acquisition occurred on December 22, 2016, with an effective date of December 1, 2016.

The Crimson assets include leases located mostly in Adams and Weld Counties, Colorado. All of the acreage is currently held by production. The Company also acquired a 50% interest in 32 currently producing wells and six shut in wells located on the acreage.

NOTE 4 — REVENUE RECOGNITION

Oil, natural gas and natural gas liquids revenues are recognized on the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the definitive purchase and sale agreement there are no known claims, litigation or disputes pending as of the effective date of the Crimson purchase, or any other matters arising in connection with the indemnification and the parties of the Crimson agreement are not aware of any environmental or other commitments that would have a material effect on these statements.

NOTE 6 — SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification (“ASC”) 855, the Company has evaluated subsequent events through March 10, 2017, the date the accompanying Statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the Statements.

NOTE 7 — SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Oil and Gas Reserve Information

The following tables summarize the net ownership interest of the Company in estimated quantities of proved developed oil and natural gas reserves of the Crimson assets for the periods indicated, estimated by the Company’s management and independent petroleum engineers, and the related summary of changes in estimated quantities of net remaining proved reserves during the periods indicated. There were no proved undeveloped reserves at December 31, 2015 or 2014. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated Proved Developed Reserves

	Oil (Mbbl)	Natural Gas (MMcf)(1)(2)	Total (MBOE)(3)
Balance - January 1, 2014	36	743	160

Production	(3)	(54)	(12)
Revisions to Estimates	(4)	(11)	(6)

Balance at December 31, 2014	29	678	142

Production	(3)	(49)	(11)
Revisions to Estimates	(1)	(115)	(20)

Balance at December 31, 2015	25	514	111

Proved developed reserves
December 31, 2014	29	678	142
December 31, 2015	25	514	111

(1)         Barrel of oil equivalent (“BOE”) is equal to (i) 42 gallons of natural gas liquids per barrel of oil (“Bbl”) or (ii) 6 thousand cubic feet (“Mcf”) of natural gas per Bbl. Included in natural gas volumes are natural gas liquids.

(2)         Included in natural gas volumes (“Mcf”) are natural gas liquids.

(3)         The revision to estimates in natural gas volumes (including natural gas liquids) for the year ended December 31, 2015 is attributable to the significant decrease in pricing for natural gas and natural gas liquids, and the economics of reserves.

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) at the time the estimate is made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Standardized Measure of Discounted Estimated Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following table sets forth for the Crimson assets the computation of the standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows of the Crimson assets in accordance with ASC Topic 932, Extractive Activities—Oil and Gas (“ASC 932”), and based on oil and natural gas reserve and production volumes. Estimated future cash inflows as of December 31, 2015 and 2014 were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month oil and gas prices for each month within the years ended December 31, 2015 and 2014) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the estimated proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the ASC 932, a discount rate of 10% is applied to the annual estimated future net cash flows.

The prices, calculated as described above, were $36.71 per barrel of oil and $2.35 per Mcf of natural gas at December 31, 2015, and $81.23 per Bbl and $3.98 per Mcf of natural gas at December 31, 2014. The prices were based on index prices, which have been adjusted for historical average location and quality differentials. Estimated future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs resulting in net cash flow before tax. Future income tax expense was estimated based on an estimated effective tax rate of 37.06%.

The standardized measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

Standardized Measure of Estimated Discounted Future Net Cash Flows

	December 31,
	2015	2014
	(in thousands)
Future cash inflows	$2,267	$5,467
Future production costs	(1,118)	(2,027)
Future development costs	—	—
Future income taxes	(107)	(612)

Estimated future net cash flows	1,042	2,828

10% annual discount for estimated timing of cash flows	(417)	(1,076)

Standardized measure of estimated discounted future cash flows	$625	$1,752

The following table summarizes the principal factors comprising the changes in the standardized measure of estimated discounted net cash flows for the years ended December 31, 2015 and 2014:

Changes in Standardized Measure of Estimated Discounted Future Net Cash Flows

	December 31,
	2015	2014
	(in thousands)
Standardized measure, beginning of the year	$1,752	$2,068
Sales of oil and gas produced, net of production cost	(48)	(275)
Net change in sales prices, net of production costs	(990)	(90)
Extensions, discoveries and improved recoveries	—	—
Previously estimated development costs incurred during the period	—	—
Net changes in future development costs	—	—
Revision of previous quantity estimates	(244)	(75)
Accretion of discount	175	207
Net change in income tax	158	36
Changes in timing of estimated cash flows and others	(178)	(119)

Standardized measure, end of year	$625	$1,752